UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549



                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities
                       Exchange Act of 1934


Date of Report (Date of earliest event reported): August 13, 1998


              CONSOLIDATED FREIGHTWAYS CORPORATION


                  Commission File Number  1-12149


              Incorporated in the State of Delaware
          I.R.S. Employer Identification No. 77-0425334


            175 Linfield Drive, Menlo Park, CA  94025
                 Telephone Number (650) 326-1700



Item 5. Other Events

      On  August  13, 1998, Consolidated Freightways  Corporation
(the Company) announced that its Board of Directors authorized the repurchase of up to $25 million of the Company's outstanding common stock.

      Management is authorized to repurchase shares from time to time in open market transactions or in privately negotiated transactions, based on market conditions. The repurchased shares will be available for stock compensation plans and general corporate purposes. The Company currently has 23,048,754 shares of common stock outstanding.



                            SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         Consolidated Freightways Corporation
                         (Registrant)



August 20, 1998          /s/Stephen D. Richards
                         Stephen D. Richards
                         Senior Vice President and General
                         Counsel